EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fleet Financial Group, Inc.:

    We consent to the use of our report incorporated by reference in the Fleet Financial Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1994, as amended by a Form 10-K/A dated April 28, 1995, which is incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for investments.



                                          /S/ KPMG PEAT MARWICK LLP


Providence, Rhode Island
October 23, 1995